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                                  EXHIBIT 99.3

                                 CERTIFICATION

     Pursuant to 18 U.S.C. Section 1350, the undersigned officer of National Processing, Inc. (the "COMPANY"), hereby certifies, to such officer's knowledge, that the Company's Annual Report on Form 10-K for the year-ended December 31, 2002 (the "REPORT") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 19, 2003

                                /s/ David E. Fountain
                                ---------------------
                                Name: David E. Fountain
                                Title: Senior Vice President and
                                       Chief Financial Officer